                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Pegasus Communications Corporation on Form S-8 (File No. 333-22823) and Form S-8 (File No. 333-22845) of our report dated February 27, 1997 except for Note 14 for which the date is March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pegasus Communications Corporation as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995, and 1996, which report is included in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.


COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1997